Exhibit 12 (a)

                             BNP U.S. FUNDING L.L.C.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                          (in thousands, except ratios)


                                                          For the Year Ended
                                                           December 31, 2003
                                                           -----------------
Net income                                                     $22,759
                                                               =======
Fixed charges:
      Audit fees                                                    49
      Trustee fees                                                 149
      Administrative and consulting fees                         1,235
                                                               -------
Total fixed charges                                              1,433
                                                               -------
Earnings before fixed charges                                  $24,192
                                                               -------
Fixed charges, as above                                          1,433
                                                               -------
Ratio of earnings to fixed charges                               16.88
                                                               -------